Exhibit 20.3
Page 1 of 3

                   Navistar Financial 1995 - A Owner Trust
                           For the Month of November
                    Distribution Date of December 22, 1997
                           Servicer Certificate #31

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $110,699,693.64
Beginning Pool Factor                                           0.2605439

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,196,285.22
     Interest Collected                                       $922,663.92

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $411,836.30
Total Additional Deposits                                     $411,836.30

Repos / Chargeoffs                                              $5,026.82
Aggregate Number of Notes Charged Off                                  59

Total Available Funds                                       $8,530,785.44

Ending Pool Balance                                       $103,498,381.60
Ending Pool Factor                                              0.2435948

Servicing Fee                                                  $92,249.74

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,593,299.52
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($670,834.60)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.493%
Current Weighted Average Remaining Term (months):                   22.83

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days            $1,545,157.83       914
                                31 - 60 days             $251,400.55       211
                                60+  days                $100,404.20        45

     Total:                                            $1,896,962.58       927

     Balances:                  60+  days              $1,136,122.26        45

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $39,995.39
+    Excess Serv.                                        $630,839.21
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,593,299.52

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  November

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                         $110,699,693.64
Ending Pool Balance                            $103,498,381.60

Collected Principal                              $7,196,285.22
Collected Interest                                 $922,663.92
Charge - Offs                                        $5,026.82
Liquidation Proceeds / Recoveries                  $411,836.30
Servicing                                           $92,249.74
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $8,438,535.70

Beginning Balance                              $110,699,693.64              $0.00    $102,105,229.35     $8,594,464.29

Interest Due                                       $606,384.45              $0.00        $557,324.38        $49,060.07
Interest Paid                                      $606,384.45              $0.00        $557,324.38        $49,060.07
Principal Due                                    $7,201,312.04              $0.00      $6,949,266.12       $252,045.92
Principal Paid                                   $7,201,312.04              $0.00      $6,949,266.12       $252,045.92

Ending Balance                                 $103,498,381.60              $0.00     $95,155,963.23     $8,342,418.37
Note / Certificate Pool Factor                                             0.0000             0.2884            0.5607
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,807,696.49              $0.00      $7,506,590.50       $301,105.99

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $630,839.21
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,593,299.52
(Release) / Draw                                  ($670,834.60)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                  4                 3                  2                   1
                                          Jul-97             Aug-97            Sep-97             Oct-97              Nov-97

Beginning Pool Balance               $143,173,241.24    $135,917,752.46    $126,073,877.58    $119,974,844.27    $110,699,693.64

A)   Loss Trigger:
Principal of Contracts Charged Off       $198,352.07        $400,077.17        $287,254.31         $61,796.64          $5,026.82
Recoveries                               $283,744.59        $236,125.71        $590,703.37        $487,202.48        $411,836.30

Total Charged Off (Months 5, 4, 3)       $885,683.55
Total Recoveries (Months 3, 2, 1)      $1,489,742.15
Net Loss / (Recoveries) for 3 Mos       ($604,058.60)(a)

Total Balance (Months 5, 4, 3)       $405,164,871.28 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -1.7891%

Trigger:  Is Ratio > 1.5%                         No
                                                                               Sep-97             Oct-97              Nov-97

B)   Delinquency Trigger:                                                    $2,143,938.49      $1,570,284.68      $1,136,122.26
     Balance delinquency 60+ days                                                 1.70054%           1.30884%           1.02631%
     As % of Beginning Pool Balance                                               1.15230%           1.32128%           1.34523%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer